AMENDMENT No. 22 to

ADMINISTRATION

AGREEMENT

and

FUND ACCOUNTING AGREEMENT

AMENDMENT made as of May 19, 2026, to that certain Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended (“Agreement”) by and among (i) Victory Portfolios, and Victory Portfolios II, each a Delaware statutory trust (each, a “Trust” and, together, the “Trusts”) on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a “Fund” and, together, the “Funds”) in the case of both the Trusts and the Funds, individually and not jointly and (ii) Victory Capital Management Inc. (“VCM”), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement

WHEREAS, VCM and the Trusts wish to enter into this Amendment to the Agreement to

(1) update Schedule D to revise the list of Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and the Trusts hereby agree as follows:

1.For ease of reference, the term “Trust” as used singularly throughout the Agreement shall be read to refer to the multiple Trusts that are party to the Agreement from time to time, as the context requires.

2.Schedule D to the Agreement is deleted in its entirety and replaced by the new Schedule D attached hereto.

3.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

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VICTORY PORTFOLIOS, on behalf of each Fund listed on Schedule D, individually and not jointly

By: /S/THOMAS DUSENBERRY

Name: Thomas Dusenberry

Title: President

VICTORY PORTFOLIOS II, on behalf of each Fund listed on Schedule D, individually and not jointly

By: /S/THOMAS DUSENBERRY

Name: Thomas Dusenberry

Title: President

VICTORY CAPITAL MANAGEMENT INC.

By: /S/ MICHAEL D. POLICARPO

Name: Michael D. Policarpo

Title: President, Chief Financial Officer and

Chief Administrative Officer

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SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS AND VICTORY PORTFOLIOS II

Victory Portfolios

Victory Diversified Stock Fund

Victory Floating Rate Fund

Victory Global Energy Transition Fund

Victory High Yield Fund

Victory Fund for Income

Victory Investment Grade Convertible Fund

Victory Low Duration Bond Fund

Victory Integrity Discovery Fund

Victory Integrity Mid-Cap Value Fund

Victory Integrity Small/Mid-Cap Value Fund

Victory Integrity Small-Cap Value Fund

Victory Mid-Cap Core Growth Fund

Victory Multi-Cap Fund

Victory RS Global Fund

Victory RS Growth Fund

Victory RS International Fund

Victory RS Investors Fund

Victory RS Large Cap Alpha Fund

Victory RS Mid Cap Growth Fund

Victory RS Partners Fund

Victory RS Science and Technology Fund

Victory RS Select Growth Fund

Victory RS Small Cap Growth Fund

Victory RS Value Fund

Victory S&P 500 Index Fund

Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opportunity Fund

Victory Trivalent International Fund- Core Equity

Victory Trivalent International Small-Cap Fund

Victory Trivalent Emerging Markets Small-Cap Fund*

Victory Portfolios II Mutual Funds

Victory Market Neutral Income Fund

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Victory Portfolios II ETFs

VictoryShares Dividend Accelerator ETF

VictoryShares Core Intermediate Bond ETF

VictoryShares Short-Term Bond ETF

VictoryShares Emerging Markets Value Momentum ETF VictoryShares International Value Momentum ETF VictoryShares US Small Mid Cap Value Momentum ETF VictoryShares US Value Momentum ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF VictoryShares US 500 Volatility Wtd ETF VictoryShares US EQ Income Enhanced Volatility Wtd ETF VictoryShares US Large Cap High Div Volatility Wtd ETF VictoryShares US Multi-Factor Minimum Volatility ETF VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares Core Plus Bond ETF

VictoryShares Corporate Bond ETF VictoryShares WestEnd U.S. Sector ETF VictoryShares Free Cash Flow ETF VictoryShares Small Cap Free Cash Flow ETF VictoryShares WestEnd Global Equity ETF VictoryShares WestEnd Dynamic Equity ETF* VictoryShares Free Cash Flow ETF VictoryShares International Free Cash Flow ETF VictoryShares International Free Cash Flow Growth ETF VictoryShares Pioneer Asset-Based Income ETF VictoryShares Pioneer Equity Premium Income ETF* VictoryShares Pioneer Active Credit ETF* VictoryShares Pioneer Mortgage-Backed Securities ETF* VictoryShares Short-Duration Municipal ETF* VictoryShares Municipal High Yield ETF*

* Pending Launch - TBD

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